Exhibit 5.2

[LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]

November 26, 2008

Genco Shipping & Trading Limited
299 Park Avenue, 20th Floor
New York, New York 10171

Ladies and Gentlemen:

We have acted as special counsel to Genco Shipping & Trading Limited, a corporation organized under the laws of the Republic of the Marshall Islands (the "Company"), in connection with the preparation and filing of an automatic shelf Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended, of an indeterminate amount of (i) debt securities of the Company (the “Debt Securities”), (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), as well as an indeterminate number of shares of Common Stock which may be resold by selling shareholders, (iv) warrants to purchase securities of the Company (the “Warrants”), (v) rights to purchase securities of the Company (“Rights”), (vi) units issued by the Company comprised of any of the foregoing (the “Units”) and, together with the Debt Securities, the Preferred Stock, the Common Stock, the Warrants, and the Rights, the “Securities”).

In rendering this opinion, we have reviewed copies of the following documents:

I.	the Registration Statement; and

II.	the prospectus contained within the Registration Statement.

We have also made such inquiries and reviewed such other documents and records as we have deemed necessary or appropriate as a basis for our opinion. We have also examined and relied upon the statements, representations and certificates of officers or representatives of the Company, public officials and others.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement's effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities

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offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, and (vii) each indenture, supplemental indenture, Warrant agreement, Rights agreement, and Unit agreement will be governed by the laws of the State of New York and will be the valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms,  we advise you that, in our opinion:

    1.           Debt Securities.  Assuming that the issuance and terms of any Debt Securities, including Debt Securities included in any Units that may be issued, and the terms of the offering thereof have been duly authorized, when (i) the indenture or supplemental indenture relating to the Debt Securities have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Debt Securities to be issued under the indenture and the applicable supplemental indenture and of their issuance and sale have been duly established in conformity with the indenture and the applicable supplemental indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Debt Securities have been duly executed and authenticated in accordance with the indenture and the applicable supplemental indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Debt Securities (including any Debt Securities that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

            2.           Warrants.  Assuming that the issuance and terms of such Warrants and the terms of the offering thereof have been duly authorized, when (i) the Warrant agreement or Warrant agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and the Warrant agent appointed by the Company, (ii) the terms of such Warrants have been duly established so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will be legally issued.

November 26, 2008

3.              Rights.   Assuming that the issuance and terms of such Rights and the terms of the offering thereof have been duly authorized, when (i) the Rights agreement or Rights agreements relating to such Rights have been duly authorized, executed and delivered by the Company, (ii) the terms of such Rights have been duly established so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Rights or certificates representing such Rights have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Rights (including any Rights that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will be legally issued.

    4.              Units.  Assuming that the issuance and terms of such Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, when (i) the Unit agreement or Unit agreements relating to such Units have been duly authorized, executed and delivered by the Company, (ii) the terms of such Units have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Units have been duly executed and authenticated in accordance with the applicable Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be legally issued.

The opinions set forth above are qualified (i) by the effects of applicable laws relating to bankruptcy, insolvency, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America (the "Relevant Laws").

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the

November 26, 2008

Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP